Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

Sky Harbour Group Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

N/A

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Primary Offering
Equity	Class A Common Stock, $0.0001 par value per share (2)	14,519,218	$362,254,489.10	S-1	333-263905	May 5, 2022
Equity	Class A Common Stock, $0.0001 par value per share (3)	45,000,000	$357,750,000	S-1	333-264998	May 25, 2022
Secondary Offering
Equity	Class A Common Stock, $0.0001 par value per share (4)	58,399,724	$464,277,805.80	S-1	333-264998	May 25, 2022
Equity	Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share (5)	7,719,779	- (6)	S-1	333-263905	May 5, 2022

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Consists of (i) up to 7,719,779 shares of Class A Common Stock that are issuable upon the exercise of the Private Placement Warrants, and (ii) up to 6,799,439 shares of Class A Common Stock issuable upon the exercise of Public Warrants originally issued in the initial public offering of YAC (as such terms are defined in the registration statement on Form S-1 (File No. 333-263905) (the “First Registration Statement”).

(3) Consists of (i) up to an aggregate of 42,192,250 shares of Class A Common Stock that are issuable upon redemption of 42,192,250 Sky Common Units and (v) 2,807,750 shares of Class A Common Stock issuable upon redemption of 2,807,750 shares of Sky Common Units, which are issuable upon conversion of outstanding Sky Equity Incentive Units at the election of the holders (as such terms are defined in the registration statement on Form S-1 (File No. 333-264998) (the “Second Registration Statement”).

(4) Consists of 58,399,724 shares of Class A Common Stock originally registered for sale by the Selling Securityholders on the First Registration Statement.

(5) Consists of 7,719,779 Private Placement Warrants originally registered for sale by the Selling Securityholders on the First Registration Statement.

(6) In accordance with Rule 457(i), the entire registration fee for the Warrants is allocated to the shares of Class A Common Stock underlying the Warrants, and no separate fee is payable for the Warrants (as such terms are defined in the First Registration Statement).